Exhibit 11

AMENDED

                        SHOWPOWER, INC. AND SUBSIDIARIES
                     COMPUTATION OF INCOME PER COMMON SHARE


                                                                     Three Months                             Six Months
                                                                     Ended June 30,                          Ended June 30,
                                                           ------------------------------            ------------------------------
                                                                1998             1997                   1998                1997
                                                           -------------     ------------            -----------         ----------
Net income (loss)                                            $ (754,193)      $  364,145             $ (668,812)         $  157,737

Weighted average
    shares outstanding                                        2,113,074        1,913,080              2,013,074           1,536,080

Dilutive effect after application
    of treasury stock method

    Restricted shares                                                 -           96,154                      -              48,077
    Employee stock options                                            -                -                      -                   -

Shares used in calculating
    diluted income per share                                  2,113,074        2,009,234              2,013,074           1,584,157

Basic net income per share                                   $    (0.36)      $     0.19             $    (0.33)         $     0.10

Diluted net income per share                                 $    (0.36)      $     0.18             $    (0.33)         $     0.10


PRO FORMA:

Pro forma net income                                         $   84,058       $  225,189             $   64,728          $   83,187

Weighted average
    shares outstanding                                        2,113,074        1,913,080              2,013,074           1,536,080

Dilutive effect after application
    of treasury stock method

    Restricted shares                                           106,251           96,154                104,634              48,077
    Employee stock options                                       18,445                -                  9,222                   -

Shares used in calculating
    diluted income per share                                  2,237,770        2,009,234              2,126,930           1,584,157

Basic net income per share                                   $     0.04       $     0.12             $     0.03          $     0.05

Diluted net income per share                                 $     0.04       $     0.11             $     0.03          $     0.05
